UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 15, 2012
(Date of Report/Date of earliest event reported)

SOLO CUP COMPANY
(Exact name of registrant as specified in its charter)
Commission file number: 333-116843

Delaware (State or other jurisdiction of incorporation or organization)	47-0938234 (I.R.S. Employer Identification No.)
150 South Saunders Road, Suite 150 Lake Forest, Illinois (Address of principal executive offices)	60045 (Zip Code)
Registrant's telephone number, including area code: (847) 444-5000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e).      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retention Bonuses

On February 15, 2012, the Board of Directors (the “Board”) of Solo Cup Company, a Delaware corporation (the “Company”), approved the payment of retention bonuses (the “Retention Bonuses”) to, among others, the following named executive officers of the Company: (i) Robert M. Korzenski, President and Chief Executive Officer; (ii) Robert D. Koney, Jr., Executive Vice President and Chief Financial Officer; (iii) George F. Chappelle, Jr., Executive Vice President and Chief Operating Officer; (iv) Jan Stern Reed, Executive Vice President - Human Resources, General Counsel and Secretary; and (v) Peter J. Mendola, Senior Vice President - Manufacturing. Under the terms of the Retention Bonuses, the Company will pay these executives a bonus in the amount of: (i) $500,000 for each of Mr. Korzenski, Mr. Chappelle, Mr. Koney and Ms. Reed; and (ii) $110,000 for Mr. Mendola, in each case only upon the completion of a transaction involving a change in control of the Company occurring prior to June 1, 2012. The Retention Bonuses will be paid on the earliest to occur of: (i) the termination of the executive's employment on the date that is the later to occur of the completion of the transaction or the date until which a purchaser chooses to continue the executive's employment following the completion of the transaction or (ii) the date that is four months following completion of the transaction, provided that the executive remains employed by the Company through such date.

Severance Terms

On February 15, 2012, the Board approved changes to the severance terms applicable to Messrs. Chappelle and Koney. As modified, one year of base salary will be payable if the employment of the executive terminates without “cause” as that term is defined in the Company's Salary Severance Policy or the executive terminates his employment for “good reason.” Good reason includes the following: (i) a substantial diminution of the executive's position, authority, duties or responsibilities; (ii) the Company's failure to comply with the terms of the executive's employment; (iii) a reduction in base salary or a material reduction in benefits (except pursuant to an across-the-board reduction for senior executives); (iv) a material adverse change in such executive's title, which has the effect of reducing such executive's position within the Company to an executive level lower in the Company or of less authority within the Company or (v) relocation of such executive's primary place of employment to a location more than 35 miles from Lake Forest, Illinois.

In addition, the Board approved changes to the severance terms applicable to Mr. Mendola. As modified, one year of base salary will be payable if Mr. Mendola is entitled to severance pay under the Company's Salary Severance Policy in connection with a change in control of the Company that occurs prior to June 1, 2012.

In addition, on February 15, 2012, the Company, Solo Cup Investment Corporation and Solo Cup Operating Corporation entered into amendments to each Employment Agreement held with Robert M. Korzenski and Jan Stern Reed to clarify the definition of “good reason” to include (i) a material adverse change in such executive's title, which has the effect of reducing such executive's position within the Company to an executive level lower in the Company or of less authority within the Company, or (ii) relocation of such executive's primary place of employment to a location more than 35 miles from Lake Forest, Illinois.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLO CUP COMPANY
(Registrant)

By: /s/ Robert D. Koney, Jr.
Robert D. Koney, Jr.
Executive Vice President and Chief Financial Officer
Date: February 22, 2012